AMENDMENT NUMBER 6 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT


         AMENDMENT NUMBER 6 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of July 29, 1997 between PERFORMANCE FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the "Transferor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation, in its individual capacity and as collection agent (in such capacity, the "Collection Agent"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") amending that certain Transfer and Administration Agreement dated as of July 24, 1995 among the parties hereto, as amended by Amendment No. 1 dated as of September 8, 1995, Amendment No. 2 dated as of May 10, 1996, Amendment No. 3 dated as of December 23, 1996 and Amendment No. 4 dated April 25, 1997 (the "Transfer and Administration Agreement').

         WHEREAS, the Transferor and the Company have agreed to make certain amendments to the Transfer and Administration Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Transfer and Administration Agreement.

         (a) Section 1. I of the Transfer and Administration Agreement is hereby amended by deleting the definition of Transfer Price and replacing it with the following (solely for convenience changed language is italicized):

                  "Transfer Price" shall mean, with respect to any Transfer, an amount equal to the applicable Transfer Price Percentage of the aggregate Outstanding Balance of all Eligible Receivables for which funding hereunder is requested by the Transferor in connection therewith."

         (b) Section 1.1 of the Transfer and Administration Agreement is hereby amended by the addition of the following definition in the appropriate alphabetic location:

                  "Investment Grade Rating" shall mean a rating of at least "BBB" by Standard & Poor's, Fitch Investor Service, LLP or Duff & Phelps Credit Rating Co., and/or "Baa" by Moody's.

         (c) Section 1.1 of the Transfer and Administration Agreement is hereby amended by the addition of the following definition in the appropriate alphabetic location:

                  "Ratio of Actual Losses to Maximum Losses" shall mean, on any date of determination, the percentage equal to the ratio of (i) the aggregate Actual Net Loss

                                                        -1-

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         for all Monthly  Groups to (ii) the aggregate  Maximum Net Loss for all
         Monthly Groups, such ratio to be rounded to the nearest hundredth of one percent."

         (d) Section 1. I of the Transfer and Administration Agreement is hereby amended by the addition of the following definition in the appropriate alphabetic location:

                  "Securitized Pool" shall mean each pool of receivables directly or indirectly transferred by the Transferor or UAC to a securitization vehicle in a structured finance transaction involving non-prime automobile installment sales contracts and installment notes and security agreements, similar to the Contracts."

         (e) Section 1.1 of the Transfer and Administration Agreement is hereby amended by the addition of the following definition in the appropriate alphabetic location:

                  "Transfer  Price  Percentage"  shall  mean,  for  any  date of
         determination,   the  percentage   specified  in  the  following  table
         corresponding to the related Ratio of Actual Losses to Maximum Losses:

         Ratio of Actual Losses                           Transfer Price
         to Maximum Losses                                Percentage

         70% and less                                     87.00%

         70.01 to 80.00%                                  84.00%

         80.01% to 90.00%                                 80.00%

         90.01% to 100.00%                                75.00%

         Greater than 100.00%                             N/A, Termination Event

provided that in no case will (i) 100% minus (x) the Transfer Price Percentage plus (y) the amount on deposit in the Reserve Account (after giving effect to any withdrawal therefrom on the date of determination) expressed as a percentage of the Maximum Net Investment be less than (ii) the enhancement required for the most recent Securitized Pool to achieve an Investment Grade Rating."

         SECTION 2. Other Amendments. (a) The references in the following Sections which refer to "87%" (which references were put in effect pursuant to Amendment No. 4) which appear in Sections 2.2(b)(i), 2.5(a)(iii)(A), 2.9(b), 2.13(a)(vi), 2.14(a)(i), 2.17(a)(i)(x), 3.1(m), and 7.1(k)(ii) are hereby amended to read "the then applicable Transfer Price Percentage."

         (b) The reference to WV in Section 2.13(a)(iv) is hereby amended to read "the then applicable Transfer Price Percentage."

                                                        -2-

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         SECTION  3.  Exhibits.  Exhibit D to the  Transfer  and  Administration
Agreement is hereby deleted and replaced with Exhibit D attached hereto.

         SECTION 4. Representations and Warranties. The Transferor hereby makes to the Company, on and as of the date hereof, all of the representations and warranties set forth in Section 3.1 of the Transfer and Administration
Agreement, except to the extent that any such representation or warranty specifically refers to an earlier date. In addition, the Collection Agent hereby makes to the Company, on the date hereof, all the representations and warranties set forth in Section 3.2 of the Transfer and Administration Agreement, except to the extent that any such representation or warranty specifically refers to an earlier date.

         SECTION 5. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company, the Transferor, Union Acceptance Corporation, the Collection Agent, the Administrative Agent or the Collateral Agent under the Transfer and Administration Agreement.

         SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Severability Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8. Ratification. Except as expressly affected by the provisions hereof, the Transfer and Administration Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement', "hereunder", "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended by this Amendment.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment Number 6 as of the date first written above.


                                       ENTERPRISE FUNDING CORPORATION,
                                          as Company



                                       By:  /s/ Stewart L. Cutler
                                          --------------------------------------
                                           Name:       Stewart L. Cutler
                                           Title:      Vice President


                                       UNION ACCEPTANCE FUNDING CORPORATION
                                                   as Transferor


                                       By:  /s/ Melanie S. Otto
                                          --------------------------------------
                                          Name:       Melanie S. Otto
                                          Title:      Assistant Secretary


                                       UNION ACCEPTANCE CORPORATION
                                                   as Collection Agent


                                       By: /s/ John M. Stainbrook
                                          --------------------------------------
                                          Name:        John M. Stainbrook
                                          Title:       President



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         EXHIBIT D
                  Max. Net-Loss to-
                  Beginning Balance
    Month                Ratios
        1                 0.52%
        2                 1.03%
        3                 1.29%
        4                 1.73%
        5                 2.04%
        6                 2.32%
        7                 2.72%
        8                 3.01%
        9                 3.38%
       10                 3.67%
       11                 4.00%
       12                 4.29%
       13                 5.34%
       14                 5.67%
       15                 6.08%
       16                 6.40%
       17                 6.80%
       18                 7.13%
       19                 7.34%
       20                 7.54%
       21                 7.90%
       22                 8.16%
       23                 8.41%
       24                 8.65%
       25                 8.89%
       26                 9.25%
       27                 9.48%
       28                 9.71%
       29                 9.94%
       30                10.46%
       31                10.67%
       32                10.89%
       33                11.10%
       34                11.30%
       35                12.05%
       36                12.24%
       37                12.28%
       38                12.32%
       39                12.43%

                                                        -5-

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       40                12.54%
       41                12.64%
       42                12.95%
       43                13.04%
       44                13.14%
       45                13.22%
       46                13.30%
   47 &UP                13.50%